UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

Each share of common stock that we sold in our initial public offering (IPO) that closed on November 24, 2014, was coupled with a non-transferable contractual right which could allow the original IPO holder to obtain at no additional cost or other consideration up to one additional share of our common stock on the second anniversary of the closing date of the offering. For an original holder of shares purchased in our IPO to qualify for and benefit from what we refer to as the Long Term Investor Right or LTIR, the IPO purchaser was required to:

·	register the shares in its name, and not in “street name,” no later than 90 days after the closing date of the offering, and
·	continuously hold the shares in certificate or book entry form during the two years after the closing date of the offering, ending November 24, 2016.

Each qualifying purchaser in our IPO was to be entitled to receive from us additional common stock on the two-year anniversary of the closing of our IPO according to the formula provided in our prospectus.

In accordance with the terms set forth in our IPO prospectus we engaged Windes, an independent CPA firm located in Long Beach, California, to determine the number of supplemental shares to be issued to each holder of a qualifying IPO share and all such shares in the aggregate. Windes applied the formula set forth in our prospectus and determined that an aggregate of 341,799 shares were issuable to the qualified IPO purchasers pursuant to LTIR. The foregoing description is qualified in its entirety by reference to the Windes report attached hereto as Exhibit 99.1

Exhibit No.	Description

99.1	Windes Report dated December 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2016

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Thomas B. Miller
By: Thomas B. Miller
Chief Financial Officer